Exhibit 99.4

PBF Energy Announces Date Change for First Quarter 2020 Earnings Release and Call

PARSIPPANY, NJ – May 7, 2020 – PBF Energy Inc. (NYSE: PBF) announced today that it has changed the date of its previously announced earnings release and earnings call and will now report its results for the first quarter 2020 on Friday, May 15, 2020. The company will host a conference call and webcast regarding quarterly results and other business matters on Friday, May 15, 2020, at 8:30 a.m. ET.

The call is being webcast and can be accessed at PBF Energy’s website, http://www.pbfenergy.com. The call can also be accessed by dialing (866) 342-8591 or (203) 518-9713, conference ID: PBFQ120. The audio replay will be available two hours after the end of the call through May 29, 2020, by dialing (800) 839-3607 or (402) 220-2970.

About PBF Energy Inc.

PBF Energy Inc. (NYSE: PBF) is one of the largest independent refiners in North America, operating, through its subsidiaries, oil refineries and related facilities in California, Delaware, Louisiana, New Jersey and Ohio. Our mission is to operate our facilities in a safe, reliable and environmentally responsible manner, provide employees with a safe and rewarding workplace, become a positive influence in the communities where we do business, and provide superior returns to our investors.

PBF Energy Inc. also currently indirectly owns the general partner and approximately 48% of the limited partnership interest of PBF Logistics LP (NYSE: PBFX).

###

Contacts:

Colin Murray (investors)

ir@pbfenergy.com

Tel: 973.455.7578

Michael C. Karlovich (media)

mediarelations@pbfenergy.com

Tel: 973.455.8994